UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

22nd Century Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,

As I reflect on the past year, I am proud of the progress our team has made to form the foundation of the future 22nd Century Group and position the company for long-term growth and success. Now that the energy we put towards clearing the decks in 2024 and 2025 is behind us, we are executing with focus and discipline, advancing our brands, expanding our reach, and building the capabilities required to scale responsibly in a dynamic and evolving category.

At the core of our strategy is a conviction that has guided 22nd Century Group from the beginning. Smoking is a massive problem in the U.S. and around the world, and nicotine addiction is at its core. Approximately 28 million Americans and over one billion people worldwide smoke. The majority want to change their habit but cannot, because once addicted to nicotine it is almost impossible to break free. Governments have enacted legislation and imposed heavy taxes to curb smoking, but to no avail. Meanwhile, the major tobacco companies have been very effective in maintaining consumer addiction with new forms of nicotine in their product portfolios. The deck is stacked against the smokers that want to quit.

This is the problem 22nd Century Group exists to solve.

After 28 years of extensive research and development, we at 22nd Century Group have designed, received approval for, and brought to market what we believe is the most disruptive product to address smokers’ health and wellness. The reduced nicotine content VLN® cigarette that is scientifically proven to help smokers smoke less and fight their addiction. It’s the only such product authorized by the FDA.

Smokers enjoy smoking but do not enjoy the lack of freedom caused by nicotine. 70% of U.S smokers have declared their desire to quit smoking. That frames a market opportunity of over 20 million smokers who are looking for a solution that fits their lifestyle.

And the market is signaling now is the time for a truly disruptive product to challenge the addiction fueled tobacco industry. Consumers are making healthier choices in other product categories, including energy drinks, soda and alcohol, among others. Our VLN® cigarette is that product for cigarette smokers.

THE VLN® SCIENCE HAS BEEN PROVEN

The science behind VLN® cigarettes is proven. Our products and results have been recognized and documented by the FDA and the World Health Organization in their efforts to establish low-nicotine standards worldwide. Multiple scientific studies have consistently demonstrated the merits of our VLN® products. Using our proprietary technology, we have created, and will continue to create, new strains of non-GMO low-nicotine tobacco to support our brands and other brands around the world as opportunities arise.

We continue to engage the scientific community in advancing approaches to this problem using the form factor most comfortable for the consumer: a cigarette.

LOOKING AHEAD TO 2026 AND BEYOND

Over the past year we re-introduced VLN® cigarettes to the market, and we are grateful to the retailers who embraced our products as early adopters. We are seeing initial sales and early consumer adoption across our retail outlets. That baseline of real-world consumer traction is encouraging, and it gives us a foundation to build on as we engage our marketing capability in 2026.

In 2026, we are expanding our retail footprint by adding retailers in new states and increasing outlet density where VLN® products are already available. As distribution and consumer adoption grow, we believe we are opening a new niche in the tobacco category, much as “better for you” products have become a standard part of categories like soda, energy drinks and alcohol.

We are also committed to devoting significantly more resources to our marketing activities. Today, most smokers have never heard of VLN® cigarettes. That has to change. Tobacco marketing is one of the most heavily regulated areas of consumer advertising, and we are committed to operating well within those boundaries. But within the rules, there is meaningful room to tell our story, reach adult smokers where they are, and make VLN® cigarettes easier to find and easier to try.

We believe that our current and future VLN® products are well positioned to pursue long-term shareholder value creation as the recent shifts in consumer interest in functional, wellness-oriented products continue to evolve. As we develop a diversified low nicotine product portfolio, strong distribution, and maintain our disciplined operating approach, we are focused on scaling domestically and internationally over time.

Our objective is to ensure that every stakeholder in the tobacco ecosystem, including governments, regulators, retailers, competitors, and most importantly consumers, understands the importance of our technology and our low-nicotine products. We believe the answer to the smoking problem is not more nicotine in another form. It is empowering smokers with the ability to actually smoke less.

Thank you for your continued trust and support in 22nd Century Group and our mission. We remain committed to building long-term shareholder value while staying true to our purpose. We will change the landscape of smoking and nicotine addiction, one smoker at a time.

Sincerely,

Lawrence D. Firestone

Chairman of the Board and Chief Executive Officer

2026 PROXY STATEMENT | i

321 Farmington Road, Mocksville, North Carolina 27028

Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held at 5200 N. Mesa St., Suite B104, El Paso, Texas 79912 on Thursday, June 11, 2026, beginning at 11:00 A.M., Eastern Time.

The meeting will be held for the following purposes:

1.	To elect as director the one (1) director nominee named in the attached proxy statement as a Class III director to serve for a three-year period until the Annual Meeting of stockholders in the year 2029, and in, until a successor has been elected and qualified (Proposal 1).

2.	To approve an advisory resolution approving executive compensation for fiscal year 2025 (Proposal 2).

3.	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accountants for fiscal year 2026 (Proposal 3).

The stockholders of record at the close of business on May 1, 2026 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Lawrence D. Firestone

Chairman and Chief Executive Officer

Dated: April 29, 2026

2026 PROXY STATEMENT | ii

MEETING INFORMATION:

DATE:	Thursday June 11, 2026

TIME:	11:00 A.M., Eastern Time

PLACE:	The meeting will be held at 5200 N. Mesa St., Suite B104, El Paso, Texas 79912

HOW TO VOTE:

Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on May 1, 2026.

BY INTERNET www.proxyvote.com

BY PHONE Call 1.800.690.6903

BY MAIL Complete, sign and return by free post

IN PERSON Attend the Annual Meeting

2026 PROXY STATEMENT | iii

Table of Contents

Notice of Annual Meeting	ii
Table of Contents	iv
Proxy Summary	1
PROXY SUMMARY	1
Voting Matters	1
Frequently Asked Questions Regarding Annual Meeting Procedures	2
PROPOSAL NO. 1: ELECTION OF DIRECTOR	5
DIRECTORS	5
Nominees and Director Qualifications	5
PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	8
PROPOSAL NO. 3: THE RATIFICATION OF THE APPOINTMENT OF WITHUM SMITH+BROWN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026	9
COMPENSATION DISCUSSION AND ANALYSIS	10
Executive Summary and Overview of 2025 Compensation	10
Compensation Philosophy and Objectives	10
Overview of Executive Compensation	10
Policy on Hedging Transactions	14
Recoupment/Clawback Policies	14
Compensation Committee Interlocks and Insider Participation	14
Compensation Committee Report	14
EXECUTIVE COMPENSATION	15
SUMMARY COMPENSATION TABLE FOR 2025	15
GRANTS OF PLAN BASED AWARDS DURING 2025	15
OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END	16
OPTION EXERCISES AND STOCK VESTED DURING 2025	16
Employment Agreements with Named Executive Officers	16
Pay versus Performance	17
Analysis of the Information Presented in the Pay Versus Performance Table	18
CORPORATE GOVERNANCE & BOARD MATTERS	19
Board of Directors	19
Independent Directors	19
Board Leadership Structure and the Role of the Board in Oversight of Risk Management	19
Stockholder Communications with the Board	20
Meetings of Board of Directors	20
Executive Sessions of Independent Directors	20
Corporate Governance Guidelines	20
Standing Committees	20
Code of Business Conduct and Corporate Ethics	21
Insider Trading Policy	21
Compensation of Directors	22
Elements of Non-Employee Director Compensation	22
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2025	22
BENEFICIAL OWNERSHIP	23
RELATED PARTY TRANSACTIONS	24
Stockholder Proposals and Communications with the Board of Directors	25
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2026	25
OTHER MATTERS	25

2026 PROXY STATEMENT | iv

PROXY SUMMARY

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting. This proxy statement and the accompanying form of proxy are first being sent or made available to our stockholders on or about May 6, 2026 in connection with the solicitation by our Board of Directors of proxies to be used at our 2026 Annual Meeting of Stockholders.

Annual Meeting of Stockholders

Time and Date:	11:00 A.M., Eastern Time, June 11, 2026

Place:	The meeting will be held at 5200 N. Mesa St., Suite B104, El Paso, Texas 79912

Record Date:	May 1, 2026

Voting Matters

The following table summarizes the proposals to be voted on prior to or at our 2026 Annual Meeting of Stockholders and the Board’s voting recommendations with respect to each proposal.

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Proposal 1: Election of one director to the Board of Directors to serve until the 2029 Annual Meeting.	FOR the nominee	5

Proposal 2: Advisory Approval on the Company’s 2025 Executive Compensation.	FOR	8

Proposal 3: Ratification of Appointment of WithumSmith+Brown PC as the Company’s Independent Registered Public Accounting Firm for 2026.	FOR	9

1

Frequently Asked Questions Regarding Annual Meeting Procedures

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: Why did I receive these materials?

The Board of Directors of 22nd Century Group, Inc. is soliciting proxies for the 2026 Annual Meeting of Stockholders (Annual Meeting) to be held on June 11, 2026 to allow our stockholders to participate from any location that is convenient to them. You are receiving a proxy statement because you owned shares of our common stock on May 1, 2026, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10- K for the year ended December 31, 2025, and a proxy card or voting instruction form for the Annual Meeting.

Q: What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Q: Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, May 1, 2026, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. At the close of business on April 27, 2026, we had outstanding and entitled to vote a total of 1,106,375 shares of common stock.

Q: How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Q: Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the Annual Meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Q: What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

2

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How do I vote if I am a stockholder of record?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Lawrence D. Firestone, Chief Executive Officer, and Jonathan Staffeldt, General Counsel, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 10, 2026. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder receiving proxy materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

Q: How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2026 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Q: Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by: (i) signing and submitting a new proxy card with a later date; (ii) by voting by telephone, or by using the Internet—either of which must be completed by 11:59 p.m. Eastern Time on June 10, 2026 (when your latest telephone or Internet proxy is counted); or (iii) by attending the meeting and voting by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

3

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Q: Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Q: What vote is required to approve each item?

The director nominee shall be elected by a plurality of the votes cast by the stockholders (Proposal 1).

The approval of Proposals 2 and 3 require the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

Q: How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to the director nominee. In tabulating the voting results for the election of directors, only “FOR” votes are counted. If you elect to abstain in the election of directors, the abstention will not impact the outcome of the election.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention is not considered a vote cast, and, therefore, are not counted and will not impact the outcome of the vote on any proposal.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2026 Annual Meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than Proposal 3, the appointment of Withum as our independent registered certified public accounting firm for fiscal year 2026. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on Proposal 3 without receiving voting instructions from you.

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

The SEC’s rules permit us to deliver a single set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact the Company at (336) 940-3769 or through www.xxiicentury.com/contact.

Q: Where can I find the voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and release the final results in a Form 8-K within four business days following the Annual Meeting

4

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Company’s Board of Directors is classified into three classes of directors, with one class of directors being elected at each Annual Meeting of stockholders of the Company to serve for a term of three years or until the earlier of: (i) expiration of the term of their class of directors; or (ii) until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the reelection of Lucille Salhany, as a Class III director to serve for a three-year period until the Annual Meeting of Stockholders in the year 2029.

Andy Arno will continue to serve as a Class I director, Lawrence D. Firestone and David Keys will continue to serve as Class II directors.

The nominee for director has indicated to the Company that they will be available to serve as a director. If a nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2026 Annual Meeting of stockholders, then the Board may, prior to the Annual Meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote “FOR” each of the director nominee with respect to all proxies we receive unless instructions to the contrary are provided. If the nominee for director becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. We have no reason to believe that the nominee for director will be unable to serve if elected. We strongly encourage our directors to attend our 2026 Annual Meeting. All of our continuing directors attended our 2025 Annual Meeting virtually.

The following sets forth certain information, as of April 27, 2026, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after our Annual Meeting.

Our Board of Directors recommends a vote “FOR” the election of each of its nominees.

DIRECTORS

Nominee and Director Qualifications

The following biographies of our nominee and current directors contain information regarding the person’s service as a director, business experience, other director positions held currently or at any time during at least the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. The biographies reflect the committee memberships the nominees shall hold upon their election.

We believe that the nominee and director possess the core competencies that are expected of all directors, namely, independence, integrity, sound business judgment, and a willingness to represent the long-term interests of all stockholders. The experiences, qualifications, attributes, and skills, as shown below, that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director of our Company are described in the nominee’s biography.

Nominee and Current Directors

Name	Age	Position/Office Held With the Company	Director Since	Independent
Lawerence D. Firestone	68	Chairman, Chief Executive Officer	2023	No
Andy Arno	66	Lead Independent Director	2023	Yes
Lucille S. Salhany	79	Independent Director and Nominee	2022	Yes
David Keys	69	Independent Director	2025	Yes

5

Nominee for Election at the Annual Meeting

Class III Directors — Term Expiring 2029

Lucille S. Salhany

Ms. Salhany is currently President and CEO of her own consulting company, JHMedia, which she founded in 1997. She was also one of the founding partners of Echo Bridge Entertainment and CEO & President of LifeFX Networks, Inc. Prior to this, she served as Chairperson of the Twentieth Television division of Fox, and was appointed the first woman in history to head a major television network when she accepted the Chairmanship of Fox Broadcasting. After chairing Fox, Salhany accepted the post of Chief Executive Officer and President of United Paramount Network (UPN), launching and growing UPN to become the fifth major broadcast network. She also served on the Board of Directors for Echo Bridge Entertainment, Compaq / Hewlett-Packard, Fox, Inc., Avid Technologies, and American Media, Inc. Ms. Salhany was also a trustee of Emerson College and Lasell College, where she received Honorary Doctorates. She is currently Chair of the Corporate Governance & Nominating Committee and is a member of the Audit Committee and Compensation Committees of the Board. Ms. Salhany’s well-established track record of success in growing businesses and strong background in and knowledge of the media industry led to the conclusion that she should serve as a director.

6

Directors Continuing in Office

Class I Director — Term Expiring 2027

Andy Arno

Mr. Arno joined our Board of Directors in 2023 and has more than 30 years of experience handling a wide range of corporate and financial matters, primarily including work as an investment banker and strategic advisor to emerging growth companies. Mr. Arno currently serves as a managing member of Unterberg Legacy, LLC, a merchant bank and multi-family office, where he has served since 2023. He previously served, from 2015 to 2023, as vice chairman of Special Equities Group, LLC, a privately held investment banking firm affiliated with Dawson James Securities Inc. and previously affiliated with Bradley Woods & Co. Ltd. and Chardan Capital Markets LLC. From 2013 until 2015, Mr. Arno served as managing director of Emerging Growth Equities, an investment banking firm, and was previously president of LOMUSA Limited, an investment banking firm. Earlier in his career, Mr. Arno served as vice chairman and chief marketing officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also vice chairman and head of the equity capital markets division of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of Insight Molecular Diagnostic Inc. (IMDX), a precision diagnostics company, where he serves as chairman; SmithMicro Software, Inc. (SMSI), a software technology company; Catheter Precision, Inc. (VTAK), a medical device company; Independa, Inc., a privately held software company; and ComHear Inc., a privately held audio technology R&D company, where he serves as chairman. Mr. Arno received a Bachelor of Science degree from George Washington University. He is currently the Lead Independent Director, Chair of the Compensation Committee and a member of the Corporate Governance & Nominating Committee and Audit Committee. Mr. Arno brings to the Board valuable understanding of public markets, significant experience in investment matters, and a keen understanding of stockholder perspectives as it relates to enhancing value for our stakeholders.

Class II Directors — Term Expiring 2028

Lawrence D. Firestone

Mr. Firestone has served as Chief Executive Officer and Chairman of the Board since December 2023. Mr. Firestone brings over 40 years of enterprise, operations, and financial management experience in both public and private companies, including tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Chief Financial Officer of Oakland Manager, a privately-held purveyor of cannabis with both retail and wholesale market penetration, and as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. In the public company sector, Mr. Firestone has served as Chief Executive Officer of Eastside Distilling, Inc. (NASDAQ: EAST), Chief Executive Officer of Qualstar Corporation (NASDAQ: QBAK), Chief Financial Officer of Advanced Energy Industries (NASDAQ: AEIS), and Chief Financial Officer of Applied Films Corporation (NASDAQ: AFCO). He has served on numerous boards, including those of Eastside Distilling, Qualstar, CVD Equipment Corporation (NASDAQ: CVD), Amtech Systems, Inc. (NASDAQ: ASYS) and HyperSpace Communications, Inc. (NYSE: HYPR). Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania. Mr. Firestone’s prior public company experience led to the conclusion that he should serve as a director.

David Keys

Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific Corporation, a chemical company that was publicly traded on The Nasdaq Stock Market for the entirety of the time he was a director and executive officer. Since 2004, Mr. Keys has been an independent financial and operations consultant. Mr. Keys currently serves as Chairman of the Audit Committee of SurgPays Inc (NASDAQ:SURG) since July 2019. Mr. Keys currently serves on the Board and is the Chair of the Audit Committee of ARCpoint Inc. (TSXV: ARC). He previously served on the Boards of Directors of AmFed Financial Inc., RSI International Systems, Inc. (NEX: RSY.H), Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David was a member of the National Roster of Neutrals of the American Arbitration Association for over fifteen years. He received a Bachelor of Science in accounting from Oklahoma State University. He is currently Chair of the Audit Committee and is a member of the Corporate Governance & Nominating Committee and Compensation Committees of the Board. Mr. Keys’ prior public company experience led to the conclusion that he should serve as a director.

7

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We design our executive officer compensation programs with the intent to attract, motivate, and retain industry-leading executives capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with those of our stockholders by creating incentives for the achievement of specific corporate objectives and long-term value creation. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections above for more information.

In accordance with SEC rules, you are being asked to approve an advisory resolution on the compensation of our named executive officers. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2025 compensation program and policies for our named executive officers. Although this vote is advisory and not binding on the Company, our Board and Compensation Committee will review and consider voting results in making future decisions about executive compensation programs.

RESOLVED:	That the stockholders of 22nd Century Group, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

Our Board recommends a vote “FOR” approval, on an advisory basis, the 2025 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

8

PROPOSAL NO. 3

THE RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN PC AS

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR

FISCAL YEAR 2026

The Audit Committee has appointed WithumSmith+Brown PC (“Withum”) as our independent registered certified public accounting firm for the fiscal year 2026 and has further directed that the selection of Withum be submitted to a vote of stockholders at the Annual Meeting for ratification.

In selecting Withum to be our independent registered public accounting firm for 2026, our Audit Committee considered the results from its review of Withum’s independence, including (i) all relationships between Withum and our Company and any disclosed relationships or services that may impact Withum’s objectivity and independence; (ii) Withum’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Withum engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Withum as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Withum, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Withum are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table below was compatible with maintaining the independence of Withum and is of the opinion that the provision of these services was compatible with maintaining Withum’s independence.

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2025 and 2024, respectively.

	2025	2024
Audit fees	$290,833	$299,055
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$290,833	$299,055

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements.

Our Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the selection of Withum as our independent registered public accountants for the year ending December 31, 2026.

9

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers of the Company on December 31, 2025. These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this report as our “named executive officers.”

Executive Summary and Overview of 2025 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers and clients in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we are able to attract, motivate, and retain highly talented individuals at all levels of the organization that are committed to our values and objectives.

We strive to provide compensation that is (a) linked to stockholder value creation, (b) reflective of the overall performance of the Company and each individual executive, and (c) considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same principles that guide us in establishing all of the Company’s compensation programs:

●	Compensation fosters the long−term focus required for the Company’s success. In general, the compensation of Company executives includes longer−term incentives because they are in a greater position to influence longer−term results.

●	Compensation reflects the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns because those employees are more able to affect the Company’s results.

●	Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

●	While compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of the compensation and benefit programs should be broadly similar and equitable across the organization.

Overview of Executive Compensation

The Compensation Committee

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, and considering the outcome of the advisory votes of stockholders on executive compensation.

To ensure alignment of compensation programs with the Company’s needs and goals, the Compensation Committee is informed by and responsive to the overall mission and strategies of the Company as determined by the full Board of Directors. As the strategic focus of the Company evolves, as for example toward commercialization of its products and profitability, the Compensation Committee has and will continue to adapt the Company’s compensation programs to meet these evolving needs.

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The Compensation Committee also evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure. To the extent our compensation programs provide for incentive−based compensation, the Compensation Committee evaluates whether these programs are designed to pay for performance, and thus encourage only appropriate risk−taking. These programs are also subject to oversight of the Compensation Committee and various functional departments of the Company to ensure that our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business.

Role of Executive Officers in Compensation Discussions

The Compensation Committee meets with our Chief Executive Officer in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. Management discusses with the Compensation Committee the practices that have been put in place to identify and mitigate, as necessary, potential risks. The Chief Executive Officer annually reviews the performance of each executive officer, other than himself. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee.

With support from market compensation data, performance reviews and other information, management makes recommendations to the Compensation Committee on the base salaries, bonus targets and equity compensation for the executive officers and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation.

While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non−independent directors. The Compensation Committee annually reviews and recommends for approval to the full Board all elements of compensation of the Chief Executive Officer, and reviews, counsels, and makes recommendations regarding the compensation elements of other senior executives. The Compensation Committee also approves equity awards to all employees and directors of the Company.

Elements of Executive Compensation

For 2025, the principal components of compensation for named executive officers were: (1) Base Salary, (2) Performance−Based Incentive Compensation, (3) Long−Term Equity Incentive Compensation, (4) Personal Benefits, and (5) Other Compensation. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, each executive officer’s experience level and historical performance, compensation paid by companies comparable in size, data obtained from management’s recruitment activities, historical rates of executive compensation, Company revenues and financial outlook, and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day−to−day basis for their time and services while encouraging them to strive for performance−based and long−term incentives.

The table below shows the base salary established by the Compensation Committee for each of our named executive officers for 2025 and 2026, and the percentage change compared to the prior fiscal year. Salary adjustments typically do not coincide with the beginning of the fiscal year, so the amounts shown below may differ from those shown in the 2025 Summary Compensation Table.

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		Percentage Increase		Percentage Increase
	2025	Over 2024	2026	Over 2025
Name	Base Salary	Base Salary	Base Salary	Base Salary
Lawrence D. Firestone	$425,000	0%	$425,000	0%
Chief Executive Officer
Daniel A. Otto	$315,000	0%	$315,000	0%
Chief Financial Officer
Jonathan Staffeldt	$315,000	0%	$315,000	0%
General Counsel
Robert Manfredonia	$275,000	0%	$275,000	0%
Executive Vice President Sales and Marketing
Scott Marion	$275,000	0%	$275,000	0%
Vice President Manufacturing Operations

Performance−Based Incentive Compensation

Historically, the Compensation Committee has considered, and in some cases established, incentive bonus plans for other executive officers that align pay with performance. Because the Company has not in the Committee’s judgment achieved sufficient levels of revenues or profits, the Committee did not approve performance-based incentive compensation awards for named executive officers in 2024.

During 2024, the Compensation Committee developed a new performance-based incentive compensation plan for our executive officers, which became effective initially for fiscal year 2025. The performance-based incentive compensation program for 2025 consists of (i) annual performance-based cash bonus opportunity and (ii) long-term equity incentive compensation consisting of equity awards.

The Compensation Committee also developed a performance-based annual cash bonus plan for 2025. Cash bonus amounts awarded were determined based on (i) a percentage of each executive position’s base pay, (ii) Company performance, (iii) individual performance. Weighting of Company performance was 80% and individual performance was 20%.

The cash bonus pool was based on achievement of key financial metrics for the fiscal year, funded as 25% of Adjusted EBITDA greater than $2.0 million, and up to 150% of target. Individual performance was tied to the achievement of quarterly initiatives, which was based on at least 5 measurable objectives defined for that position that were strategic for the Company in achieving its goals.

For fiscal 2025, the Compensation Committee target bonus levels and achieved bonus amounts as follows:

Name	Target Bonus % of Base Salary	Target Cash Bonus	Achieved 2025 Cash Bonus
Lawrence D. Firestone	100%	$425,000	$0
Chief Executive Officer
Daniel A. Otto	75%	$236,250	$0
Chief Financial Officer
Jonathan Staffeldt	75%	$236,250	$0
General Counsel
Robert Manfredonia	75%	$206,250	$0
Executive Vice President Sales and Marketing
Scott Marion	75%	$206,250	$0
Vice President Manufacturing Operations

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For fiscal 2026, the Compensation Committee set target bonus levels as follows:

Name	Target Bonus % of Base Salary	Target Cash Bonus
Lawrence D. Firestone	100%	$425,000
Chief Executive Officer
Daniel A. Otto	75%	$236,250
Chief Financial Officer
Jonathan Staffeldt	75%	$236,250
General Counsel
Robert Manfredonia	75%	$206,250
Executive Vice President Sales and Marketing
Scott Marion	75%	$206,250
Vice President Manufacturing Operations

Long-Term Equity Incentive Program Compensation

Our 2021 Omnibus Incentive Plan, as amended and restated, authorizes the Company to grant various types of equity awards, including stock options and restricted stock units, as incentives for management to increase stockholder value. Equity awards are granted to executive officers as long−term incentives in order to align executives’ performance with the interests of the Company’s stockholders. In addition, the multi-year nature of the vesting periods of such awards encourages executive retention.

Our Compensation Committee has authority to determine eligible participants, the types of awards, and the terms and conditions of awards. Upon review of the Company’s financial performance for 2024, the Committee determined to forego issuance of long-term equity incentive awards for 2024.

For 2025, the Compensation Committee developed a new long-term equity incentive program, whereby recipients equity awards are aligned to the prior fiscal years achieved cash bonus, with initial grants for fiscal 2025 being set as equal to the target cash bonus amounts. Equity awards are split as 75% non-qualifying stock options (NQSO’s) and 25% restricted stock units (RSU’s), and the number of shares to award was determined by taking the target cash bonus as the numerator divided by the 30-day average of closing stock price prior to grant as the denominator. All equity awards will vest in equal annual installments over a three-year period, subject to continued service with us.

For fiscal 2025, the table below summarized the number of NQSO’s and RSU’s granted to our executives:

Name	ISO’s (#)	NQSO’s (#)	RSU’s (#)
Lawrence D. Firestone	13,365	261	4,542
Chief Executive Officer
Daniel A. Otto	7,430	146	2,526
Chief Financial Officer
Jonathan Staffeldt	7,430	146	2,526
General Counsel
Robert Manfredonia	6,486	127	2,205
Executive Vice President Sales and Marketing
Scott Marion	6,486	127	2,205
Vice President Manufacturing Operations

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Retirement and other benefits

As employees, the executives were eligible to participate in health and welfare benefits, as offered to our general workforce, designed to attract and retain a skilled workforce in a competitive marketplace. These benefits help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. We do not maintain any pension or non-qualified deferred compensation plans, but we do sponsor a 401(k)-plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation, subject to certain wage maximums, to provide employees with the opportunity to save for retirement on a tax deferred basis. These benefits were considered in relation to total compensation packages, but did not materially impact decisions regarding other elements of executive officer compensation.

Policy on Hedging Transactions

We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their company securities. This prevents our officers and directors from continuing to own company securities without having the full risks and rewards of ownership.

Recoupment/Clawback Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under GAAP and SEC rules. We acknowledge the SEC’s new Rule 10D-1 regarding clawback policies and NASDAQ’s Listing Rule 5608(a) that went into effect on December 1, 2023. In anticipation of Listing Rule 5608(a), on June 22, 2023 the Board voted to adopt the 22nd Century Group, Inc. Compensation Recovery Policy in full compliance with Listing Rule 5608(a).

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, for any entity that has one (1) or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Compensation Committee Report

For the year ended December 31, 2025, the Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management and Board of Directors. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee

Andrew Arno, Chair

David Keys

Lucille S. Salhany

14

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2025

The following table summarizes the compensation of our NEOs for 2025. The amounts reported for salary represent annual wages as reported to the internal revenue service reflective of any lawful withholdings or deductions, and therefore may differ from stated annual salary rates for the NEO’s. The amounts reported for stock awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our performance, stock price and continued employment.

					Restricted
				Option	Stock	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation (4)	Total
Lawrence D. Firestone	2025	$391,800	$-	$382,295	$145,197	$20,443	$939,735
Chief Executive Officer	2024	$411,219	$-	$-	$-	$15,460	$426,679
Daniel A. Otto	2025	$277,390	$-	$212,540	$80,738	$33,688	$604,356
Chief Financial Officer	2024	$279,412	$60,000	$-	$-	$30,570	$369,982
Jonathan Staffeldt	2025	$288,553	$-	$212,540	$80,738	$19,448	$601,279
General Counsel	2024	$294,048	$62,500	$-	$-	$17,393	$373,941
Robert Manfredonia	2025	$240,064	$-	$185,529	$70,495	$25,173	$521,261
Executive Vice President Sales and Marketing	2024	$104,007	$-	$-	$-	$5,035	$109,042
Scott Marion	2025	$241,788	$-	$185,529	$70,495	$35,594	$533,406
Vice President Manufacturing Operations	2024	$237,429	$-	$-	$-	$29,155	$266,584

(1)	Bonus amounts relate to amounts paid under retention agreements executed during July 2023 with the respective individuals. Remaining amounts owed under the retention agreements were terminated in April 2024.
(2)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in Note 14 “Equity Based Compensation” of the Notes to the Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026.
(3)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.
(4)	All Other Compensation consists of the following:

			Employer
			Contributions
			to Company	All Other
		Fringe	401(k)	Compensation
Name	Year	Benefits *	Plan	Total
Lawrence D. Firestone	2025	$9,943	$10,500	$20,443
Daniel A. Otto	2025	$24,238	$9,450	$33,688
Jonathan Staffeldt	2025	$9,998	$9,450	$19,448
Robert Manfredonia	2025	$18,827	$6,346	$25,173
Scott Marion	2025	$27,344	$8,250	$35,594

*Includes Company paid premiums for health insurance, dental insurance, vision insurance, group-term life insurance, and long and short-term disability insurance.

GRANTS OF PLAN BASED AWARDS DURING 2025

								Grant Date
			Restricted		Stock			Fair Value
			Stock Unit		Option		Exercise	Restricted
			Awards:		Awards:		Price of	Stock Units,
			Number of		Number		Option	Stock Awards
		Date of Board	Shares of		of Shares		Awards	and Option
Name	Grant Date	Action	Stock (#)		(#)		($)	Awards ($) (3)
Lawrence D. Firestone	3/10/2025	3/10/2025	87	(1)	261	(1)	605	$218,234
	11/5/2025	11/5/2025	4,455	(2)	13,365	(2)	19.05	$309,257
Daniel A. Otto	3/10/2025	3/10/2025	49	(1)	146	(1)	605	$121,368
	11/5/2025	11/5/2025	2,477	(2)	7,430	(2)	19.05	$171,911
Jonathan Staffeldt	3/10/2025	3/10/2025	49	(1)	146	(1)	605	$121,368
	11/5/2025	11/5/2025	2,477	(2)	7,430	(2)	19.05	$171,911
Robert Manfredonia	3/10/2025	3/10/2025	43	(1)	127	(1)	605	$105,943
	11/5/2025	11/5/2025	2,162	(2)	6,486	(2)	19.05	$150,081
Scott Marion	3/10/2025	3/10/2025	43	(1)	127	(1)	605	$105,943
	11/5/2025	11/5/2025	2,162	(2)	6,486	(2)	19.05	$150,081

(1)	Represents RSUs and Stock Options which vest in equal increments over three years on March 10, 2026, 2027 and 2028, subject to continued service.
(2)	Represents RSUs and Stock Options which vest in equal increments over three years on November 5, 2026, 2027 and 2028, subject to continued service.
(3)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in Note 14 “Equity Based Compensation” of the Notes to the Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026. The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.

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OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END

	Option awards						Stock awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested
Name	(#)	(#)	(#)		Price	Date	(#)		($)(3)
Lawrence D. Firestone	—	—	261	(1)	605	3/8/2035	87	(1)	$4,019
	—	—	13,365	(2)	19.05	11/3/2035	4,455	(2)	$205,821
Daniel A. Otto	—	—	146	(1)	605	3/8/2035	49	(1)	$2,252
	—	—	7,430	(2)	19.05	11/3/2035	2,477	(2)	$114,426
Jonathan Staffeldt	—	—	146	(1)	605	3/8/2035	49	(1)	$2,252
	—	—	7,430	(2)	19.05	11/3/2035	2,477	(2)	$114,426
Robert Manfredonia	—	—	127	(1)	605	3/8/2035	43	(1)	$1,964
	—	—	6,486	(2)	19.05	11/3/2035	2,162	(2)	$99,884
Scott Marion	—	—	127	(1)	605	3/8/2035	43	(1)	$1,964
	—	—	6,486	(2)	19.05	11/3/2035	2,162	(2)	$99,884

(1)	Represents RSUs and Stock Options which vest in equal annual increments over three years on March 10, 2026, 2027 and 2028, subject to continued service.
(2)	Represents RSUs and Stock Options which vest in equal annual increments over three years on November 5, 2026, 2027 and 2028, subject to continued service.
(3)	The amounts in this column are based on the closing stock price of the Company’s common stock on December 31, 2025. These amounts do not reflect the actual amounts that may be realized.

OPTION EXERCISES AND STOCK VESTED DURING 2025

None of our NEOs had any equity awards that vested during 2025.

Employment Agreements with Named Executive Officers

On November 3, 2025, we entered into employment agreements with each of our NEOs with initial durations indicated in the table below, with automatic one-year renewal periods unless either party provides advance written notice of an intent not to renew. The Employment Agreements specify the titles and provide for base salaries at the current levels indicated in the table below. They also provide that the executive officers will be eligible to participate in annual cash incentive and long-term cash and equity incentive plans and programs, as well as other employee benefit plans, that are generally provided to the Company’s senior executives from time to time.

The Employment Agreements also provide that, upon an involuntary termination of the executive officer’s employment by the Company without Cause (as defined in the Employment Agreements), or upon a resignation for Good Reason (as defined in the Employment Agreements) upon or within 24 months following a Change of Control (as defined in the Company’s 2021 Omnibus Incentive Plan or any successor incentive plan) (the “Change of Control Employment Period”), the executive officer will receive the severance payment indicated in the table below, as well as subsidized COBRA benefits for the continuation period indicated in the table below.

				Severance Payment on	Severance Payment on
				Qualifying Termination	Qualifying Termination
			Current	Not During	During	COBRA
		Initial	Base	Change of Control	Change of Control	Continuation
Executive Officer	Title	Term	Salary	Employment Period	Employment Period	Period
Lawrence D. Firestone	Chief Executive Officer	42 months	$425,000	1.5x sum of base salary plus target bonus	2.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	18 months
Daniel A. Otto	Chief Financial Officer	39 months	$315,000	1.0x sum of base salary plus target bonus	1.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	12 months
Jonathan Staffeldt	General Counsel	36 months	$315,000	1.0x sum of base salary plus target bonus	1.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	12 months
Robert Manfredonia	Executive Vice President Sales and Marketing	36 months	$275,000	1.0x sum of base salary plus target bonus	1.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	12 months
Scott Marion	Vice President Manufacturing Operations	39 months	$275,000	1.0x sum of base salary plus target bonus	1.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	12 months

“Cause” is defined generally in the Employment Agreements to include (a) a willful act or omission that is a material breach of any material obligation under the Employment Agreement or material written policy or procedure and failure to cure, (b) continued willful failure or refusal to substantially perform duties reasonably required, (c) an act of moral turpitude, dishonesty or fraud by, or criminal conviction (excluding non-felony convictions relating solely to vehicle and traffic offenses), (d) material misappropriation of Company property or (e) other willful misconduct that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. “Good Reason” is defined generally in the Employment Agreements to include (1) a breach by the Company or successor in the Change of Control of the Employment Agreement, (2) a reduction in base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the executive officer, those in effect at any time after the Change of Control, (3) the removal of the executive officer from, or failure to reelect or reappoint the executive to, any of the positions held with the Company on the date of the Change of Control or any other positions with the Company to which the executive officer has been elected, appointed or assigned, (4) a material adverse change, without the executive officer’s written consent, in the executive officer’s working conditions or status with the Company relative to the most favorable working conditions or status in effect during the 180-day period prior to the Change of Control or, to the extent more favorable to the executive officer, those in effect at any time after the Change of Control, (5) the relocation by more than 50 miles from the principal place of employment on the date 180 days prior to the Change of Control, (6) a requirement to travel 20% in excess of the average number of days per month the executive officer was required to travel during the 180-day period prior to the Change of Control, or (7) a failure to obtain an agreement from a successor in a Change of Control expressly to assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by the Employment Agreement.

Upon a qualifying termination, the executive officers will also receive accrued but unpaid benefits. Equity awards will be treated as provided in the applicable equity incentive plan and award agreements. The Employment Agreements also require the executive officers to comply with certain restrictive covenants.

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Pay versus Performance

The following table shows the past four (4) fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total stockholder return (TSR), and our net income (loss).

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2025 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.

											Value of Initial
									Average		Fixed $100
									Summary	Average	Investment
	Summary Compensation								Compensation	Compensation	Based on
	Table Total for				Compensation				Table Total	Actually Paid	Total	Net
	Principal Executive				Actually Paid to				for Non-PEO-	to Non-PEO-	Shareholder	Income
Year	PEO (1)				PEO (2)				NEOs (1)	NEOs (3)	Return (4)	(Loss) (5)
	James A. Mish		John J. Miller	Lawrence D. Firestone	James A. Mish		John J. Miller	Lawrence D. Firestone
2025	$	N/A	N/A	939,734	$	N/A	N/A	622,080	$565,075	$399,664	$-	$(5,054)
2024	$	N/A	221,468	426,678	$	N/A	N/A	426,678	$234,702	$(334,676)	$0.01	$(15,164)
2023		$706,778	N/A	32,692		$(529,515)	25,450	32,692	$707,165	$425,756	$0.56	$(140,775)
2022		$4,011,094	N/A	N/A		$1,495,978	N/A	N/A	$888,087	$411,232	$42.00	$(59,801)
2021		$2,534,464	N/A	N/A		$2,829,984	N/A	N/A	$1,301,446	$1,492,488	$140.00	$(32,609)

(1)	During 2025, Lawrence D. Firestone was our PEO and our non-PEO NEOs were, Daniel A. Otto, Jonathan Staffeldt, Robert Manfredonia and Scott Marion. During 2024, Lawrence D. Firestone was our PEO and our non-PEO NEOs were R. Hugh Kinsman, John J. Miller, Daniel A. Otto, Jonathan Staffeldt, Robert Manfredonia and Scott Marion. From January 2022 through July 2023, James A. Mish was our PEO and our non-PEO NEOs for 2023 were R. Hugh Kinsman, John J. Miller, and Peter Ferola. Additionally, from July 2023 through November 2023, John J. Miller served as interim chief executive officer and PEO. For the period December 1, 2023 through December 31, 2023, our PEO was Lawrence D. Firestone. Our non-PEO NEO’s for 2022 were John Franzino, Michael J. Zercher, R. Hugh Kinsman, John J. Miller and Richard Fitzgerald.
(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	PEO	Less: Total Equity Compensation	Plus: Value of Awards Granted During Current Year	Plus (Less): Year over Year Change in Fair value of Unvested Awards	Plus (Less): Vesting Date Value of Awards that Vested During Current Year	Less: Value of Awards Forfeited During the Current Year	Total Adjustments
2025	Lawrence Firestone	$(527,491)	$209,837	$-	$-	$-	$(317,654)
2024	Lawrence Firestone	$-	$-	$-	$-	$-	$-
2023	James A. Mish	$(357,904)	$-	$-	$(37,677)	$(840,712)	$(1,236,293)
2023	John Miller	$-	$-	$(191,179)	$(4,839)	$-	$(196,019)
2023	Lawrence Firestone	$-	$-	$-	$-	$-	$-
2022	James A. Mish	$(3,025,989)	$1,272,573	$(650,700)	$(111,000)	$-	$(2,515,116)
2021	James A. Mish	$(1,440,000)	$1,390,500	$-	$345,000	$-	$295,500

(3)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our non-PEO NEO’s:

Year	Less: Total Equity Compensation	Plus (Less): Value of Awards Granted During Current Year	Plus (Less): Year over Year Change in Fair value of Unvested Awards	Plus (Less): Vesting Date Value of Awards that Vested During Current Year	Plus (Less): Value of Awards Granted and Vested During the Current Year	Total Adjustments
2025	$(274,651)	$109,240	$-	$-	$-	$(165,411)
2024	$-	$-	$-	$-	$(569,378)	$(569,378)
2023	$(161,568)	$1,140	$(117,994)	$(2,987)	$-	$(281,409)
2022	$(396,380)	$160,417	$(52,056)	$(227,908)	$39,072	$(476,855)
2021	$(736,317)	$648,900	$159,275	$119,184	$-	$191,042

(4)	Total Stockholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in XXII common stock on January 1, 2021.
(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

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Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financial statements and primary focus on research and development for utilizing plant technologies to improve health and wellness with reduced nicotine tobacco, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. From 2022 to 2025, our net loss increased and the Compensation Actually Paid to our PEO and Non-PEO NEOs decreased between those years.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021 to 2025. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our stockholders to maximize long-term value and encourages long-term employment.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

Our Board of Directors represents the best interests of our stockholders by overseeing the business and affairs of the Company. Members of the Board participate in quarterly Board and Committee meetings, engage with senior management of the Company, review, provide input, approve the Company’s strategic plan and principal issues, and discuss feedback from stockholders and other stakeholders.

Under the Company’s current Amended and Restated Articles of Incorporation, directors hold office for a term ending on the date of the third annual stockholders’ meeting following the Annual Meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. Our Bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors. Our Board of Directors currently consists of four (4) members with no vacancies. Following the meeting, the Board will consist of four (4) members with no vacancies, assuming the election of the director nominees.

Independent Directors

Our Board of Directors has determined that David Keys, Lucille S. Salhany, and Andrew Arno are “independent” as defined by applicable Nasdaq Stock Market listing standards. Each director serving on the Audit Committee and the Compensation Committee of our Board also meets the more stringent independence requirements established by SEC and Nasdaq rules applicable to audit and compensation committees. Our Board has determined that no director or nominee has a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. There are no family relationships among our directors, nominees, or executive officers. The Board annually reviews all business and other relationships of directors and determines whether directors meet these categorical independence tests.

Board Leadership Structure and the Role of the Board in Oversight of Risk Management

Our Board of Directors has not adopted a policy requiring that the roles of Chief Executive Officer and chairperson of the Board be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and chair position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and chair are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a Lead Independent Director from among the independent directors to preside at the meetings of non-employee director executive sessions.

Currently, Lawrence D. Firestone serves as Board Chair and Chief Executive Officer, and Andrew Arno serves as the Lead Independent Director. Our Board reviews our leadership structure annually and retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

Our Board is actively involved in oversight of risks that could affect the Company. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our Audit Committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing our Company with respect to compensation. Our Board receives reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

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Stockholder Communications with the Board

Stockholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member care of the Corporate Secretary, 22nd Century Group, Inc. The envelope or subject line should indicate that it contains a stockholder communication.

Meetings of Board of Directors

Our Board held eight meetings throughout 2025. All directors attended at least 75% of meetings of the Board and Board committees on which they served in 2025.

We do not have a formal policy requiring directors to attend Annual Meetings of stockholders. However, all of our continuing directors who were members of the Board at the time of our 2025 Annual Meeting attended the meeting virtually, and we anticipate that all continuing directors will attend the 2026 Annual Meeting.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its committees no management directors or employees present. The independent directors met in executive session at most of the regularly scheduled Board and committee meetings held in 2025.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines, which describe the Board’s responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board. The Board, directly and through its Corporate Governance and Nominating Committee, regularly reviews developments in corporate governance and best practices and annually reviews its Corporate Governance Guidelines, committee charters, and other key governance documents, policies, and practices. Our Corporate Governance Guidelines provide:

●	Limits on Board Service. We do not allow “over-boarding,” or a director serving on an excessive number of public company boards. Excessive board commitments can lead to a director being unable to appropriately fulfill his or her duties to the Company and its stockholders. Our Corporate Governance Guidelines have long limited our directors to no more than two (2) other public company boards.

●	Board Self-Assessment and Evaluation. We conduct an annual self-evaluation and assessment of our individual Board performance to help ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process promotes governance in accordance with current best practices and helps set expectations about the relationship and interaction of and between the Board and management.

Standing Committees

Our Board of Directors currently has three (3) standing committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Corporate Governance and Nominating Committee. Members of these committees are elected annually by the Board. The charters of each committee are available on the investor relations section of our website at www.xxiicentury.com.

The Audit Committee oversees the Company’s financial reporting process and system of internal accounting controls, as well as appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. The Audit Committee also assists the Board in monitoring compliance with legal and regulatory requirements and oversees the Company’s policies with respect to risk assessment and management, including but not limited to cybersecurity risks.

The Audit Committee is comprised solely of non−employee directors who satisfy current Nasdaq standards with respect to independence, financial expertise and experience. The Audit Committee is comprised of Mr. Arno, Ms. Salhany and Mr. Keys as Chair. Our Board of Directors has determined that Mr. Arno and Mr. Keys both meet the SEC’s definition of “audit committee financial expert,” and that all members of the Audit Committee meet the financial literacy requirements of the Nasdaq Stock Market. No members of the Audit Committee serve on the audit committees of more than three public companies. The Audit Committee held four meetings during 2025. To ensure independence, the Audit Committee also meets separately with our independent public accountants apart from meetings with members of management.

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The Compensation Committee is comprised solely of directors who meet the current Nasdaq requirements for independence. The Compensation Committee is comprised of Ms. Salhany, Mr. Keys and Mr. Arno as Chair. The Compensation Committee establishes and regularly reviews our compensation and benefits philosophy and program in a manner consistent with corporate financial goals and objectives. The Compensation Committee also approves compensation arrangements for senior management, including annual incentive and long-term compensation; administers grants under our equity incentive plans; annually evaluates the performance of our Chief Executive Officer; and reviews leadership development and succession planning. The Compensation Committee held two meetings in 2025.

The Corporate Governance and Nominating Committee is comprised solely of independent directors and is comprised of Mr. Arno, Mr. Keys and Ms. Salhany as Chair. The Corporate Governance and Nominating Committee develops and recommends to the Board corporate governance guidelines applicable to the Company; identifies, evaluates and recommends candidates for election to the Board; leads the Board in its annual review of the Board’s performance; and recommends Board members to serve on each committee of the Board. The Corporate Governance and Nominating Committee held one meeting in 2025.

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the charter of the Corporate Governance and Nominating Committee. In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long−term interests of the Company and its stockholders. Candidates must also be willing and able to devote the necessary time for Board service. The Corporate Governance and Nominating Committee also considers diversity in terms of gender, ethnicity, age, and other attributes that could contribute to Board effectiveness, and assesses diversity in the course of the Committee’s annual evaluation of Board structure and composition. The Corporate Governance and Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by stockholders for consideration as director nominees. Nominations of persons for election to the Board at the Annual Meeting may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Code of Business Conduct and Corporate Ethics

Our Board of Directors has long maintained a Code of Ethics that applies to all our directors, officers, and employees. A copy of our Code of Ethics is available on our website at http://www.xxiicentury.com.

Insider Trading Policy

Our directors, executive officers, and employees are required to comply with the 22nd Century Group, Inc. Insider Trading Policy and may not engage in any transaction (such as short-selling) to hedge against the potential decline in value of any of our securities. Our Insider Trading policy also clearly sets forth the prohibition on trading based on material non-public information.

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Compensation of Directors

Elements of 2025 Non-Employee Director Compensation

Non-employee directors are compensated for their service on our Board as shown below. Directors who are employees of the Company receive no additional compensation for serving as directors. The Compensation Committee periodically reviews the compensation of our non-employee directors and considers market practices.

The Board approved the following compensation for 2025 as follows:

2025 Director Compensation (non-employee)
Annual cash retainer:	$20,000
Chair of Board or Lead Independent Director	$20,000
Chair of Audit Committee	$10,000
Chair of Compensation or Corporate Governance & Nominating Committee	$5,000
Member of a Board Committee	$5,000
Annual equity award value:
Chair of Board or Lead Independent Director	$60,000
Member of a Board Committee	$35,000

For fiscal 2026, compensation will consist of cash and equity-based awards, as set forth below:

2026 Director Compensation (non-employee)
Annual cash retainer:	$20,000
Chair of Board or Lead Independent Director	$20,000
Chair of Audit Committee	$10,000
Chair of Compensation or Corporate Governance & Nominating Committee	$5,000
Member of a Board Committee	$5,000
Annual equity award value:
Chair of Board or Lead Independent Director	$60,000
Member of a Board Committee	$35,000

Non-employee director equity-based awards will vest annually, and consist of a mix weighted as 75% non-qualifying stock options (NQSO’s) and 25% restricted stock units (RSU’s).

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2025

	Fees earned		Restricted
	or paid in	Option	Stock Unit	All Other
Name	cash	Awards (1)	Awards(2)	Compensation	Total
Andrew Arno	$57,500	$80,001	$30,517	$-	$168,018
Lucille S. Salhany	$35,000	$49,764	$18,970	$-	$103,734
David Keys (3)	$20,000	$62,399	$19,808	$-	$102,207
Anthony Johnson (4)	$17,500	$-	$-	$-	$17,500

(1)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in Note 14 “Equity Based Compensation” of the Notes to the Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026.
(2)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.
(3)	Mr. Keys was appointed as a director on July 14, 2025 and received pro rata compensation for service during 2025.
(4)	Former director.

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BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of April 27, 2026 by

(i)	each person who, to our knowledge, owns more than 5% of our common stock,

(ii)	each of our current directors, director nominees and executive officers, and

(iii)	all our current directors, director nominees and executive officers as a group.

To our knowledge, no person owns more than 5% of our common stock. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 27, 2026 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 321 Farmington Road, Mocksville, North Carolina. 27028. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the SEC.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned (1)
5% + Beneficial Stockholders
Anson Funds Management LP (2)	61,868	5.59%

Management, Director and Director Nominees:
Lawrence D. Firestone (3)	31	*
Daniel A. Otto (4)	17	*
Jonathan Staffeldt (4)	17	*
Robert Manfredonia (5)	14	*
Scott Marion (5)	15	*
Andrew Arno (6)	14	*
Lucille Salhany (7)	9	*
David Keys(8)	142	*
All directors and executive officers as a group (8 persons) (3) - (8 q)	259	0.01%

(1)	Based on 1,106,375 shares of common stock issued and outstanding as of April 27, 2026.
(2)	Anson Funds Management LP (d/b/a Anson Funds), a Texas limited partnership, Anson Management GP LLC, a Texas limited liability company, Mr. Tony Moore, the principal of Anson Funds Management LP and Anson Management GP LLC, Anson Advisors Inc., an Ontario, Canada corporation, Mr. Amin Nathoo, a director of Anson Advisors Inc., and Mr. Moez Kassam, a director of Anson Advisors Inc.. Ownership relates to a private fund to which Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors (the “Fund”). Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to the Fund and may direct the vote and disposition of the shares of Common Stock held by the Fund. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the shares of Common Stock held by the Fund. As the principal of Anson Fund Management LP and Anson Management GP LLC, Mr. Moore may direct the vote and disposition of the shares of Common Stock held by the Fund. As directors of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the shares of Common Stock held by the Fund. Business address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248
(3)	Consists of (a) 87 shares of common stock issuable upon exercise of stock options and (b) 4,426 restricted stock units and 13,278 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.
(4)	Consists of (a) 49 shares of common stock issuable upon exercise of stock options and (b) 2,461 restricted stock units and 7,381 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.
(5)	Consists of (a) 42 shares of common stock issuable upon exercise of stock options and (b) 2,148 restricted stock units and 6,444 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.
(6)	Consists of (a) 37 shares of common stock issuable upon exercise of stock options and (b) 1,153 restricted stock units and 3,460 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.
(7)	Consists of (a) 22 shares of common stock issuable upon exercise of stock options and (b) 734 restricted stock units and 2,202 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.
(8)	Consists of (a) 424 shares of common stock issuable upon exercise of stock options and (b) 839 restricted stock units and 2,516 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of April 27, 2026.

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RELATED PARTY TRANSACTIONS

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

●	A “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and

●	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. In making a determination about approval or ratification of a related person transaction, our Audit Committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the Audit Committee to be in our best interests. Our Audit Committee may take into account the effect of a director’s related person transaction on the director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the Nasdaq Stock Market. Any related person transaction must be disclosed to our full Board of Directors. Except as set forth below, there were no related party transactions during 2025 and 2024.

Beginning in the fourth quarter of 2024, the Company recorded $154 of revenue, net and corresponding contract asset with a related party contract manufacturing customer, as a result of an executive of the Company holding an advisory board position that ended on April 28, 2025, with The Tobacco Company (“TTC”), for the sale of private label cigarettes. The customer relationship is conducted at arm’s length.

24

Stockholder Proposals and Communications with the Board of Directors

Our amended and restated bylaws provide that, for matters to be properly brought before an Annual Meeting, business must be either (i) specified in the notice of Annual Meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the Annual Meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next Annual Meeting in 2027 must be received by us no later than February 1, 2027. Any such proposal must comply with Rule 14a 8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a 8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer of 22nd Century Group, Inc., 321 Farmington Road, Mocksville NC 27028. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that are frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2026

This proxy statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, are available at www.xxiicentury.com/investors/sec-filings. For directions to the Annual Meeting, please contact Matt Kreps via electronic mail at investorrelations@xxiicentury.com.

OTHER MATTERS

The Board knows of no matter to be brought before the Annual Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Annual Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

* * * * * * * * *

The reports of the Audit Committee and the Compensation Committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

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22ND CENTURY GROUP, INC.
321 FARMINGTON RD
MOCKSVILLE, NC. 27028

SCAN TO
VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00087-P53724 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

22ND CENTURY GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Nominee:	**For**	**Withhold**
1a. Lucille Salhany	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

T00088-P53724

22ND CENTURY GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2026

The stockholder(s) hereby appoint(s) Lawrence D. Firestone and Jonathan Staffeldt or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 22ND CENTURY GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on Thursday, June 11, 2026, at 5200 N. Mesa St., Suite B104, El Paso, Texas 79912, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side